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                                                                    EXHIBIT 12.1

EXHIBIT NO. 12.1 -- COMPUTATION OF EARNINGS TO FIXED CHARGES

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
                                                YEARS ENDED              9 1/2 MONTHS    2 1/2 MONTHS            YEARS ENDED
                                                DECEMBER 31,                ENDED           ENDED                DECEMBER 31,
                                          ------------------------         OCT. 16,        DEC. 31,       -------------------------
                                           1993              1994            1995            1995            1996            1997
                                          ------           -------         -------         --------       ---------       ---------
One-third of rent expense                 $  386           $   492         $   699         $   183        $    942        $  1,062

Interest including amortization
    of deferred financing fees             3,381             3,334           6,878           3,867          18,685          20,285
                                          ------           -------         -------         --------       ---------       ---------

Fixed charges                              3,767             3,826           7,577           4,050          19,627          21,347
Income (loss) before income taxes          5,105             9,983          10,000          (5,170)        (43,311)        (14,782)
                                          ------           -------         -------         --------       ---------       ---------

Earnings before fixed charges             $8,872           $13,809         $17,577         $(1,120)       $(23,684)       $  6,565
                                          ======           =======         =======         ========       =========       =========

Ratio of earnings to fixed charges         2.36x             3.61x           2.32x           0.00x           0.00x           0.00x
                                          ======           =======         =======         ========       =========       =========

Deficiency of earnings to fixed charges   $    -           $     -         $     -         $(5,170)       $(43,311)       $(14,782)
                                          ======           =======         =======         ========       =========       =========
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